Calculation of Filing Fee Tables
S-8
Orchestra BioMed Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	2,737,582	$ 3.87	$ 10,594,442.34	0.0001381	$ 1,463.09
Total Offering Amounts:						$ 10,594,442.34		$ 1,463.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,463.09
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2023 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The "Amount Registered" represents the additional shares of Common Stock reserved for issuance under the 2023 Plan resulting from an automatic annual increase as of January 1, 2026. The "Proposed Maximum Offering Price" is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, and is calculated based on $3.87 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Market on February 2, 2026, which is a date within five business days prior to the date of filing the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A